UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2009 (July 13, 2009)

QNECTIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50494	57-1094726
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Thurgauerstrasse 54, CH-8050, Zurich, Switzerland

(Address of principal executive offices)

Registrant’s telephone number, including area code +41-44-307-5020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2009, Mr. Valerio Camardella was elected a director of the Company and named Chief Marketing Officer of the Company.  Mr. Camardella will be responsible for the Company’s operations including, marketing and sales strategy.

Mr. Camardella, age 40, holds a masters degree in marketing from Zurich University.  Mr. Camardella worked in various positions at Motorola for the last twenty years, culminating with his being Chief Executive Officer of Motorola Italy and Switzerland for the last four years.

Mr. Camardella will be paid 22,340 swiss francs per month for his services (paid to Mavapharm AG, a company wholly-owned by Mr. Camardella), and will be reimbursed for car and mobile phone expenses. There is no arrangement or understanding between Mr. Camardella and any other person pursuant to which he was selected as a director and an officer of the Company. There are no family relationships between Mr. Camardella and any executive officer or director of the Company, and there are no transactions in which Mr. Camardella has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2009	QNECTIVE, INC.

	By:	/s/ Francoise Lanter
Francoise Lanter
Chief Financial Officer